CONSULTING AGREEMENT

         This Agreement is made as of the 7th day of July, 2005 by and between Ovation Products Corporation, a Delaware corporation having its principal place of business at 395 East Dunstable Road, Nashua, New Hampshire 03062 (the "Company"), and Alexandros Partners LLC, a Delaware limited liability company having its principal place of business at 45 First Avenue, Waltham, Massachusetts 02451 (the "Consultant").

         The principals of the Consultant have substantial experience in financial management and financing matters; and

         The Company desires to retain the services of the Consultant to advise the Company with respect to a proposed capital financing to be initiated by the Company and to provide other financial management services.

         The parties, intending to be legally bound, do hereby agree as follows:

1. Consulting Services

a) The Company hereby agrees to engage the Consultant, and the Consultant hereby accepts such engagement, to advise the Company with respect to the terms, structure and timing of a proposed capital financing (each a "Financing"), which may take the form of a private placement of the Company's equity or debt securities, a bridge financing, a public offering of the Company's securities whether effected directly through an initial public offering or indirectly through a merger with a publicly held company, a merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of another party, the acquisition, directly or indirectly, by another party of more than 50% of the capital stock or assets of the Company by way of a negotiated purchase or otherwise, or the acquisition, directly or indirectly, by the Company of more than 50% of the capital stock or assets of another party by way of a negotiated purchase or otherwise, and to identify for or to introduce the Company to potential investors in or parties to the Financing and to provide such additional assistance to the Company with respect to financial management issues related to the Financing as the Company may request.

b) The consulting services to be provided by the Consultant will be performed exclusively by the principals of the Consultant. The Company acknowledges that
(i) the Consultant is not a registered broker or dealer under federal or state law and is not a member of the National Association of Securities Dealers, and
(ii) the Consultant will not be acting as a placement agent for the Company or as a broker or dealer in connection with any Financing or Transaction.

c) The Company retains the right to pursue fundraising activities on its own.

2. Term

         The consulting engagement shall commence on the date first set forth above (the "Commencement Date"), and shall continue until the completion of the Financing but no later than July 7, 2006. The Company will have the right to terminate this Agreement at any time and for any reason prior to July 7, 2006 by written notice to the Consultant, but such termination will not affect the Consultant's right to receive the Consulting Fees set forth in Section 5 of this Agreement upon the closing of a qualified Financing.

3.        Position and Duties; Location

         The principals of the Consultant shall perform the consulting duties at such location or locations as the Consultant shall choose, except that the Company shall have the right from time to time, upon reasonable notice, to require one or more of the principals of the Consultant to attend meetings at locations designated by the Company.

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4.       Performance

      The Consultant shall perform the consulting services in a competent and skillful manner. The Consultant shall comply with all reasonable rules, procedures and standards adopted from time to time by the Company. Nothing in this Agreement shall prevent the Consultant from undertaking other consulting engagements during the term of this Agreement so long as such services do not conflict with the timely and competent performance of the Consultant's duties under this Agreement.

5.       Consulting Fee

      In full consideration of the services to be provided by the Consultant, the Company will pay the following compensation to the Consultant:

      a) At the execution of this Agreement a consulting fee in the amount of $25,000.

      b) If the Financing takes the form of a sale of equity or debt securities, a cash payment to be made no later than five days after the closing equal to five percent (5%) of the gross proceeds to the Company from any investor first introduced to the Company by the Consultant.

      c) If the Financing takes the form of a sale of equity or convertible debt securities, Consultant will also receive Warrants to purchase shares of the capital stock of the Company issued in the Financing or into which any convertible debt securities are convertible. The number of warrants to be issued shall equal five percent (5%) of the number of shares of the Company's capital stock purchased, or the number of shares into which convertible debt securities are convertible, by investors first introduced by the Consultant. The exercise price of such warrants shall equal the per share purchase price paid by the investors for such capital stock or the conversion price of any convertible debt securities. If more than one closing occurs, the exercise price of such warrants shall equal the weighted average per share conversion price for all such capital stock. If the Company issues any warrants to investors first introduced by the Consultant in connection with any Financings, the warrants issued to the Consultant shall contain the same terms as the warrants issued to those investors. If no warrants are issued to investors introduced by the Consultant, then the warrants issued to the Consultant shall provide for adjustment of the exercise price to reflect any stock splits (whether in the form of stock dividends or otherwise), capital reorganizations or reclassifications, or any other similar transaction, and shall expire ten (10) years from the final closing date. Furthermore, the warrants shall be exercisable by payment in full in cash, or by so-called "cashless exercise" provisions enabling the Consultant to pay the exercise price by reducing the number of shares to be issued upon exercise of the warrants.

      d) No later than thirty (30) days after closing of one or more Financings that raise cumulatively more than $500,000 for the Company, at the Consultant's option, either: (i) $50,000 in cash, or (ii) that number of shares of the Company's Common Stock (the "Common Stock"), par value $.01 per share, as shall be determined by dividing $50,000 by the purchase price per share of capital stock issued by the Company in the Financing. The $500,000 includes funds raised from whatever source, after August 1, 2005, until the expiration of this Agreement. In addition, the Company will issue to the Consultant, no later than thirty (30) days after the closing of the Financing that results in the Company having raised, on a cumulative basis at least $500,000 from whatever source, after August 1, 2005, a stock purchase warrant granting to the Consultant the right to purchase 50,000 shares of Common Stock. The exercise price of such warrants shall equal the per share purchase price paid by the investors for such capital stock. The warrants shall provide for adjustment of the exercise price to reflect any stock splits (whether in the form of stock dividends or otherwise), capital reorganizations or reclassifications or any other similar transaction and shall expire seven (7) years from the final closing date. Furthermore, the warrants shall be exercisable by payment in full in cash, or by so-called "cashless exercise" provisions enabling the Consultant to pay the exercise price by reducing the number of shares to be issued upon exercise of the warrants.

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      e) If the Financing takes the form of a merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of another party, the acquisition, directly or indirectly, by another party of more than 50% of the capital stock or assets of the Company by way of a negotiated purchase or otherwise, or the acquisition, directly or indirectly, by the Company of more than 50% of the capital stock or assets of another party by way of a negotiated purchase or otherwise, and the other party to the Financing was first introduced to the Company by the Consultant, then the parties will negotiate in good faith with respect to the consulting fee to be paid the Consultant as the result of such Financing. Should the parties be unable to agree on the amount of such consulting fee, then the parties will submit the dispute to arbitration as provided below.

      (f) If, during the twelve (12) month period following the termination or expiration of this Agreement, the Company or any of its affiliates raises capital in a private or public offering of its debt or equity securities from any party or parties first introduced to the Company by the Consultant, the Company will pay the Consultant the compensation that would otherwise be payable under this Agreement with respect to such transaction.

6.       Reimbursement of Expenses

      The Company shall reimburse the Consultant for all normal and reasonable business expenses incurred by the Consultant in the performance of its duties, whether or not the Company successfully completes a financing, provided however, that such expenses are approved in advance by the Company. The Consultant will not incur any out of pocket expenses in excess of $1,000 for any single expense item, or $2,500 in the aggregate, without the prior approval of the Company.

7.       Confidential Information

      7.1 The Consultant acknowledges that its relationship with the Company is one of high trust and confidence by reason of its access to the trade secrets and confidential and proprietary information of the Company. The Consultant shall not, and shall take all reasonable commercial steps to ensure that its principals and employees will not, at any time, either during its engagement by the Company or thereafter, disclose to others, or use for its own benefit or for the benefit of others, any confidential, proprietary or secret information owned, possessed or used by the Company (collectively, "Confidential Information"). By way of illustration, but not limitation, Confidential Information includes trade secrets, technical information, product designs, inventions, data, marketing plans, forecasts, unpublished financial information, budgets, licenses, prices, costs, and employee, customer and supplier lists and information.

      7.2 The undertakings and obligations of the Consultant under this Section 7 shall not apply, however, to any Confidential Information which (i) is or becomes generally known to the public through no unauthorized action on the part of the Consultant or its principals or employees, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by the Company.

      7.3 The Consultant acknowledges that the disclosure of any Confidential Information may give rise to irreparable injury to the Company and that money damages would be an inadequate remedy for any such breach. Accordingly, the Company may seek and obtain injunctive relief against the breach or threatened breach of this Agreement, in addition to any other legal or equitable remedies which may be available. The Consultant acknowledges that the covenants and agreements set forth in this Agreement are necessary for the protection of the legitimate business interests of the Company and are reasonable in scope and content.

      7.4 Upon the termination of this Agreement, the Consultant shall return to the Company all Confidential Information in its possession or under its control.

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8.       Independent Contractor

      The Consultant will furnish its services as an independent contractor and not as an agent or legal representative of the Company. Neither the Consultant, nor any principal or employee of the Consultant, has any power or authority to act for, represent or to bind the Company in any manner.

9.       No Warranty

      The Company acknowledges that the Consultant has made no representations or warranties to the Company with respect to the outcome, timing or results of the Financing.

10.      Dispute Resolution

      Any disputes, contentions, controversies or claims arising in connection with this Agreement between the parties shall, if possible, be settled in an amicable way. If, however, no understanding is reached, such disputes, contentions, controversies and claims shall be exclusively and finally settled by binding arbitration using a neutral arbitrator. The arbitration shall be conducted utilizing the Expedited Procedures under the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitration will be conducted in Boston, Massachusetts. The Company and the Consultant shall each share and pay equally the fees and costs of the arbitrator and the arbitration. The decision by the arbitrator shall be binding and conclusive upon the parties and their respective successors, assigns and trustees, and they shall comply with such decision in good faith, and each party hereby submits itself to the jurisdiction of the federal or state courts of the Commonwealth of Massachusetts, but only for the entry of judgment or for the enforcement of the decision of the arbitrator hereunder.

11.      Miscellaneous

      11.1 Modifications and Waivers

      No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing and signed by the parties intended to be bound. No waiver of any breach, term or condition shall constitute a subsequent waiver of the same or any other breach, term or condition.

      11.2 Notices

      All notices, requests, consents, approvals, agreements or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile transmission or email with subsequent written confirmation, or by registered or certified mail (postage prepaid, return receipt requested), or by recognized overnight courier, addressed to the respective addresses of the parties first set forth above or to such other address as either party shall designate for itself by notice to the other party given as provided above. Any such notice or other communication shall be deemed to have been given or made upon delivery, if delivered personally or by facsimile or email transmission during business hours, three business days after mailing, if mailed, or one business day after delivery to an overnight courier, if delivered by overnight courier service.

      11.3 Governing Law; Consent to Jurisdiction

      This Agreement shall be governed by and construed exclusively in accordance with the laws of the Commonwealth of Massachusetts without regard to choice of law principles.

      11.4 Assignment

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, legatees and permitted assigns, including any public company into which the Company is merged as contemplated by Section 1 of this Agreement. Except as the result of a merger of the Company into a public company, this Agreement is not assignable except with the prior written consent of the other party.

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      11.5 Entire Agreement

      This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof superseding all prior agreements.

      11.6 Severability

      The parties have carefully considered the covenants and agreements contained in this Agreement and hereby stipulate that such covenants and agreements are fair and reasonable in light of all the facts and circumstances of the relationship between the parties; however, in the event a court or tribunal shall decline to enforce any of the covenants set forth in this Agreement, such covenants shall be deemed modified to the extent that the court shall find enforceable. If any provision of this Agreement is found to be invalid by any court or tribunal, the invalidity of such provision shall not affect the validity of the remaining provisions of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth at the beginning of this Agreement.


Confirmed and Agreed to:


OVATION PRODUCTS CORPORATION                ALEXANDROS PARTNERS LLC



By: /s/ Robert R. MacDonald                 By: /s/ Anthony S. Loumidis
    -------------------------------             --------------------------------
Name:    Robert R. MacDonald                Name:    Anthony S. Loumidis
Title:   CEO                                Title:   President

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